Exhibit 99.1

MOLECULAR TEMPLATES ESTABLISHES MULTI-TARGET COLLABORATION WITH BRISTOL MYERS SQUIBB FOR THE DISCOVERY AND DEVELOPMENT OF NEXT GENERATION ENGINEERED TOXIN BODIES FOR THE TREATMENT OF CANCER

Molecular Templates to receive $70 million upfront payment with potential for additional milestone and royalty payments on future sales

AUSTIN, TEXAS, February 11, 2021 – Molecular Templates, Inc. (Nasdaq: MTEM; “Molecular Templates” or “MTEM”) today announced that it has entered into a worldwide strategic research collaboration with Bristol Myers Squibb to discover and develop multiple novel therapies designed for specific oncology targets. The collaboration will seek to discover new molecules utilizing MTEM’s next generation engineered toxin body (ETB) platform. ETBs represent a new class of targeted therapeutics that act through differentiated mechanisms of actions including the ability to force receptor internalization, deliver therapeutic payloads, and directly kill targeted cells through the enzymatic inactivation of ribosomes.

“Bristol Myers Squibb is a leading global pharmaceutical company with a strong oncology franchise and a history of innovation, making them an ideal partner for the discovery and development of novel ETBs for the treatment of cancer,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive and Scientific Officer. “MTEM is excited to be working with Bristol Myers Squibb to focus on discovering and developing new ETBs against promising oncology targets. This collaboration provides further validation of our ETB platform while we continue to advance our wholly-owned product pipeline to offer promising therapeutic options for patients.”

Under the terms of the agreement, MTEM will conduct research activities for the discovery of next generation ETBs for multiple targets, of which the first target has been selected by Bristol Myers Squibb. Bristol Myers Squibb will have the option to obtain an exclusive worldwide license to develop and commercialize ETBs directed to each selected target. Following the exercise of the option, Bristol Myers Squibb would be solely responsible for developing and commercializing the licensed ETBs.

Bristol Myers Squibb will make an up-front payment of $70 million to MTEM. MTEM is also eligible to receive near-term and development, regulatory and sales milestone payments of up to approximately $1.3 billion as well as tiered royalty payments on future sales.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

MTEM Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such statements include, but are not limited to, statements relating to the outcome of the collaboration between Molecular Templates and Bristol Myers Squibb as it relates to Molecular Templates’ ETB platform; the role of Molecular Templates’ ETB platform with respect to the treatment of cancer; whether Bristol Myers Squibb will exercise its options; and Molecular Templates’ receipt of future development, regulatory and sales milestones and royalty payments.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether Molecular Templates’ cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; Bristol Myers Squibb’s future operating plans with respect to the collaboration and its decision whether to exercise its options; the ability of Molecular Templates to protect its intellectual property rights; and legislative, regulatory, political and economic developments. These forward-looking statements are made as of the date of this press release, and Molecular Templates assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Molecular Templates files with the SEC available at www.sec.gov, including, without limitation, Molecular Templates’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Molecular Templates’ Quarterly Reports on Form 10-Q.

Molecular Templates Contacts

Investors and Media:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006